Exhibit 4.19







                    THIRD CONSENT AND WAIVER dated as of
               October 18, 1994 (this "Consent"), relating to the Credit Agreement dated as of October 27, 1989, as amended and restated as of June 1, 1993 (as further amended by the First Amendment dated as of February 2, 1994, and the Second Amendment dated as of March 1, 1994, the "Credit Agreement"), among P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX"), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX"), the undersigned banks (collectively, the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation (for purposes of Article VIII of the Credit Agreement only), as trustee for the Banks under the FI Trust Agreement and, in such capacity, as security agent for the Banks under the FI Security Documents (in such capacity, the "FI Trustee") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.


          WHEREAS, FCX has advised the Banks and the Agent that it wishes to make an investment of up to $31,000,000 in Freeport-McMoRan Spain Inc. ("Freeport Spain") substantially as described in Exhibit A hereto (the "RTM Transaction"); and

          WHEREAS, the Banks and the Agent are willing to consent to the consummation of the RTM Transaction, subject to the terms and conditions of this Consent.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, FI, FTX, FCX, the FI Trustee, the Agent and the
Required Banks hereby agree, on the terms and subject to the conditions set forth herein, as follows:

               SECTION 1.  Consent.   The Banks and the
Agent hereby agree that FCX may make an equity investment of up to $31,000,000 in Freeport Spain substantially as described in Exhibit A hereto (the "RTM Investment") and agree that the RTM Investment shall not be included in the calculation of the permitted investment limit set forth in
Section 5.2(1) of the Credit Agreement.

               SECTION 2.  Conditions to Effectiveness.
This Consent shall become effective on the date of receipt (the "Effective Date") by the Agent of executed counterparts of this Consent which, when taken together, bear the signatures of FI, FTX, FCX, the FI Trustee, the Agent and the Required Banks.

               SECTION 3.  Counterparts. This Consent may be
executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

               SECTION 4.  Limited Effect.  Except as
expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks and the Agent under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Consent shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Except as expressly set forth herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

               SECTION 5.  APPLICABLE LAW.  THIS CONSENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

               SECTION 6.  Expenses.   FTX shall pay all
out-ofpocket expenses incurred by the Agent in connection with the preparation of this Consent, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agent.

          SECTION 7.  Headings.  The headings of this
Consent are for reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their duly authorized officers or agents as of the date first above written.


                           P.T. FREEPORT INDONESIA
                           COMPANY,

                             by:  /s/R. Foster Duncan
                                  -------------------
                              Name:  R. Foster Duncan
                              Title: Treasurer



                           FREEPORT-McMoRan INC.,

                             by:  /s/R. Foster Duncan
                                  -------------------
                              Name:  R. Foster Duncan
                              Title: Treasurer



                           FREEPORT-McMoRan COPPER & GOLD
                           INC.,

                           by:   /s/ R. Foster Duncan
                                 --------------------
                              Name:  R. Foster Duncan
                              Title: Treasurer



                           CHEMICAL BANK, individually and
                           as
                           Agent,

                             by:  /s/ Theodore L. Parker
                                  ----------------------
                              Name:   Theodore L. Parker
                              Title:  Vice President